                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           Monarch Dental Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (4)  Date Filed:

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






                           MONARCH DENTAL CORPORATION
                                TOLLWAY PLAZA II,
                      15950 NORTH DALLAS PARKWAY, SUITE 825
                               DALLAS, TEXAS 75248





                                                                  April 12, 2002


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Monarch Dental Corporation (the "Annual Meeting") to be held on Wednesday, May 8, 2002, at 1:30 p.m., local time, at the Crowne Plaza Hotel, 14315 Midway Road, Addison, Texas.

         The Annual Meeting has been called for the purpose of (i) electing two Class II Directors each for a three-year term, and (ii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on March 19, 2002 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors of the Company recommends that you vote "FOR" the election of the nominees of the Board of Directors to serve as Directors of the Company.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.


                                           Sincerely,

                                           /s/ W. BARGER TYGART

                                           W. Barger Tygart
                                           President and Chief Executive Officer

                           MONARCH DENTAL CORPORATION
                                TOLLWAY PLAZA II,
                      15950 NORTH DALLAS PARKWAY, SUITE 825
                               DALLAS, TEXAS 75248
                                 (972) 361-8420

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON WEDNESDAY, MAY 8, 2002


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Monarch Dental Corporation (the "Company") will be held on Wednesday, May 8, 2002, at 1:30 p.m., local time, at the Crowne Plaza Hotel, 14315 Midway Road, Addison, Texas (the "Annual Meeting"), for the purpose of considering and voting upon:

               1. The election of two Class II Directors each for a three-year term; and

               2. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on March 19, 2002 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

         In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.


                                    By Order of the Board of Directors,

                                    /s/ LISA K. PETERSON

                                    Lisa K. Peterson
                                    Secretary and Chief Financial and
                                    Administrative Officer


Dallas, Texas
April 12, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                           MONARCH DENTAL CORPORATION
                                TOLLWAY PLAZA II,
                      15950 NORTH DALLAS PARKWAY, SUITE 825
                               DALLAS, TEXAS 75248
                                 (972) 361-8420

                                  ------------

                                 PROXY STATEMENT

                                  ------------

                         ANNUAL MEETING OF STOCKHOLDERS


                      TO BE HELD ON WEDNESDAY, MAY 8, 2002


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Monarch Dental Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 8, 2002 at 1:30 p.m., local time, at the Crowne Plaza Hotel, 14315 Midway Road, Addison Texas, and any adjournments or postponements thereof (the "Annual Meeting").

         At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

               1. The election of two Class II Directors each for a three-year term, such terms to continue until the annual meeting of stockholders in 2005 and until such Directors' successors are duly elected and qualified; and

               2. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

         The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about April 12, 2002 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 19, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of Common Stock of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 2,171,000 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 611 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

         The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

         The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of the nominees as Directors of the Company. Abstentions and broker non-votes will not be counted as voting with respect to the election of the Director nominees and, therefore, will not have an effect on the election of the Director nominees.

         STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT GIVEN THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS, AS LISTED IN THIS PROXY STATEMENT. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THE ELECTION OF THE NOMINEES WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

         Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

         The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2001 ("Fiscal 2001"), is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Board of Directors of the Company currently consists of five members and is divided into three classes, with one Director in Class I, two Directors in Class II and two Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

         At the Annual Meeting, two Class II Directors will be elected to serve until the annual meeting of stockholders in 2005. The Board of Directors has nominated W. Barger Tygart and Dr. Warren F. Melamed for re-election as Class II Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election as Directors of Mr. Tygart and Dr. Melamed. The nominees have agreed to stand for re-election and to serve, if elected, as Directors. However, if the persons nominated by the Board of Directors fail to stand for election or are unable to accept election, the proxies will be voted for the election of such other person(s) as the Board of Directors may recommend.

VOTE REQUIRED FOR APPROVAL

         The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of the nominees to serve as Directors of the Company.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS TO SERVE AS DIRECTORS OF THE COMPANY.


                         INFORMATION REGARDING DIRECTORS

         The Board of Directors of the Company held fifteen (15) meetings during Fiscal 2001. During Fiscal 2001, each of the incumbent Directors then serving as a Director attended at least 75% of the total number of meetings of the Board and of the committees of which he was a member. The Board of Directors has established an Audit Committee (the "Audit Committee"), a Compensation and Option Committee (the "Compensation Committee") and a Nominating Committee (the "Nominating Committee"). The Audit Committee recommends the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's annual operating results, considers the adequacy of the internal accounting procedures and considers the effect of such procedures on the accountants' independence. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the options or stock to be granted to eligible persons under the Company's 1999 Stock Option and Grant Plan and 1996 Stock Option and Incentive Plan and takes such other action as may be required in connection with the Company's compensation and incentive plans. The Nominating Committee is responsible for identifying, interviewing and recommending to the full Board of Directors new candidates to serve as Directors of the Company. Stockholders of the Company seeking to nominate candidates as directors at an annual meeting of stockholders must satisfy the timing and informational requirements set forth in the Company's By-laws as described under "Submission of Stockholder Proposals for 2003 Annual Meeting" below. The Audit Committee currently consists of Dr. John
E. Maupin, Jr., Glenn E. Hemmerle and Allan S. Huston and held six meetings during Fiscal 2001. The Compensation Committee currently consists of Dr. Maupin, Mr. Hemmerle and Mr. Huston and held six meetings during Fiscal 2001. The Nominating Committee currently consists of Dr. Maupin and Dr. Warren F. Melamed and held one meeting during Fiscal 2001.

         Non-employee directors (the "Independent Directors") receive an annual fee of $20,000 plus a fee of $1,000 for each meeting of the Board of Directors or a committee thereof that they attend in person and $300 for each meeting that they attend by telephone conference.

         Each current Independent Director other than Mr. Huston acquired 1,666 shares of restricted Common Stock or options to purchase 1,666 shares of Common Stock in connection with joining the Board. Mr. Huston received an option to purchase 3,333 shares of Common Stock in connection with joining the Board. The Company intends to grant options to purchase approximately 3,333 shares of Common Stock to Independent Directors who join the Board in the future.

         Set forth below is certain information regarding the Directors of the Company as of April 1, 2002, including the Class II Directors who have been nominated for the election at the Annual Meeting, based on information furnished by them to the Company.

                                                                        DIRECTOR
NAME                                          AGE                        SINCE
----                                          ---                       --------
CLASS I-TERM EXPIRES 2004

John E. Maupin, Jr., D.D.S.(1)(2)(3).......   55                          1997

CLASS II-TERM EXPIRES 2002

W. Barger Tygart*..........................   66                          1999
Warren F. Melamed, D.D.S.*(2)..............   55                          1983

CLASS III-TERM EXPIRES 2003

Glenn E. Hemmerle(1)(3)....................   56                          1996
Allan S. Huston(1)(3)......................   58                          2001

----------
*        Nominee for re-election.

(1)      Member of the Audit Committee.
(2)      Member of the Nominating Committee.
(3)      Member of the Compensation Committee.

         The principal occupation and business experience for at least the last five years for each Director of the Company is set forth below.

         Glenn E. Hemmerle has served as a Director of the Company since August 1996. He served as the President and Chief Executive Officer of Miracle-Ear, Inc., an international retailer of hearing aids, from January 2000 to January 2002. Prior to joining Miracle-Ear, Inc., he served as the President and Chief Executive Officer of The Johnny Rockets Group, Inc., a restaurant-chain operator, from February 1997 to April 1999, the President and Chief Executive Officer of Pearle Vision, Inc., a retail eyeglass company, from July 1994 to November 1996, and as the President and Chief Executive Officer of Crown Books Inc., a retail bookseller, from 1992 to July 1994. Mr. Hemmerle is also a director of The Bombay Company, a retail furniture company.

         Allan S. Huston has served as a Director of the Company since March 2001. He has served as co-chairman of Tri J Capital Partners LLC, a venture capital firm investing in restaurant and retail businesses, since August 1998. Previously, he served as President and Chief Executive Officer of Pizza Hut, Inc., a national restaurant chain operator, from 1992 to 1996, President of KFC International, a national restaurant chain operator, from 1990 to 1992. Prior to 1992, Mr. Huston held various positions with Pizza Hut, Inc., Pepsi Cola Bottling Group, Frito Lay, Inc. and Proctor and Gamble Company.

         John E. Maupin, Jr., D.D.S. has served as a Director of the Company since September 1997. He has served as the President of Meharry Medical College in Nashville, Tennessee since July 1994. Prior to July 1994, Dr. Maupin was the Executive Vice President of the Morehouse School of Medicine in Atlanta, Georgia. Dr. Maupin is also a director of Life Point Hospitals, Inc., a national hospital corporation, VALIC I & II of American International Group, an open end investment company, and Pinnacle Financial Partners, Inc., a financial services company.

         Warren F. Melamed, D.D.S., founded the Company in 1983 and most recently served as its President and Chief Dental Officer until December 1998, when he resigned from these positions.

         W. Barger Tygart has served as Chief Executive Officer of the Company since October 2000 and as a Director of the Company since February 1999. Prior to accepting employment with the Company, he has served as the President and Chief Executive Officer of E-Tygart Consulting Group, an e-commerce consulting firm, from May 1999 to October 2000. Previously, Mr. Tygart had served as Vice Chairman of the Board of Directors of J.C. Penney Company, Inc. ("J.C. Penney"), a clothing retailer, from November 1997 until his retirement from J.C. Penney in July 1998. Mr. Tygart had previously served as President and Chief Operating Officer of J.C. Penney from January 1995 to November 1997, Senior Executive Vice President from 1992 to January 1995, Executive Vice President from 1987 to 1992 and in various other positions with J.C. Penney since 1960.


                     AUDIT COMMITTEE REPORT TO SHAREHOLDERS

         The Board of Directors has established an Audit Committee, whose members during Fiscal 2001 were Mr. Hemmerle, Mr. Huston and Dr. Maupin. Mr. Huston became a member of the Audit Committee upon becoming a Director of the Company in March 2001 and filled the position vacated by Mr. Tygart in October 2000. The Board of Directors has determined that the members of the Audit Committee are "independent" under the rules of The Nasdaq Stock Market, Inc. The Board of Directors approved a written charter for the Audit Committee, which was included in the Company's 2001 Proxy Statement filed with the U.S. Securities and Exchange Commission on April 3, 2001.

         With respect to Fiscal 2001, the Audit Committee:

         o reviewed and discussed the audited financial statements with the Company's management;

         o discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

         o discussed with Arthur Andersen LLP its independence and received from it disclosures regarding its independence.

        Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the U.S. Securities and Exchange Commission.

PRINCIPAL ACCOUNTING FIRM FEES

        The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2001 by the Company's principal accounting firm, Arthur Andersen LLP.

Audit Fees                                                              $180,000
Financial Information System and Implementation Fees                           0
All Other Fees                                                           267,450
                                                                        --------
                                                                        $447,450

        "All Other Fees" consisted primarily of fees for the preparation of the federal, state and local tax returns for the Company and its subsidiaries and affiliated companies. The Audit Committee has considered whether the provision of the non-audit services is compatible with maintaining the auditor's independence.

                                        AUDIT COMMITTEE

                                        Glenn E. Hemmerle
                                        Allan S. Huston
                                        John E. Maupin, Jr., D.D.S.


                               EXECUTIVE OFFICERS

         The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each are set forth below (unless previously set forth above) as of January 1, 2002.

        NAME                                    AGE      POSITION
        ----                                    ---      --------
        W. Barger Tygart ..................     66       President and Chief Executive Officer
        Lisa K. Peterson ..................     43       Chief Financial and Administrative Officer
        Curtis R. Rippee ..................     35       Vice President of Finance and Administration
        Roy D. Smith, III, D.D.S. .........     48       Vice President and Chief Dental Officer
        Timothy J. Kriske .................     42       Vice President of Operations

--------------

        Lisa K. Peterson has served as the Chief Financial and Administrative Officer of the Company since September 2001. Ms. Peterson served as the Chief Financial Officer of the Company from August 1999 to September 2001. Prior to joining the Company, she served as Chief Financial Officer of Viacom Retail Stores, Inc., a subsidiary of Viacom, Inc., a diversified entertainment company, from April 1997 to June 1999 and in several senior financial positions with Pearle Vision, Inc., a retail eyeglass company, from 1991 to April 1997.

         Curtis R. Rippee has served as the Vice President of Finance and Administration of the Company since September 2001. Mr. Rippee served as the Chief Accounting Officer of the Company from November 1998 to September 2001. Prior to joining the Company, he served as Chief Financial Officer of Silicon Display, Inc., a high technology start-up firm, from January 1998 to September 1998, as Controller of Baylor Health Enterprises, Inc., a company with multiple operating units including construction, architecture and retail, from November 1995 to January 1998 and as a Senior Financial Analyst at Baylor Health Care System, a non-profit healthcare system, from August 1994 to January 1998.
Mr. Rippee also served in two management positions with Coopers and Lybrand (now PriceWaterhouseCoopers), a public accounting firm, from 1989 to August 1994.

        Roy D. Smith, III, D.D.S. has served as Vice President and Chief Dental Officer of the Company since May 2001 and Regional Vice President of Operations since February 1999. Dr. Smith served as Senior Dental Director of the Company's Dallas Operations from February 1996 to February 1999. He practiced general dentistry and served as the Dental Director of the largest multi-specialty group office in the Company's Dallas market from July 1986 to February 1996. Dr. Smith began his career with the Company as an associate dentist in January 1985.

         Timothy J. Kriske has served as Vice President of Operations of the Company since November 1998. Prior to joining the Company, Mr. Kriske served in various operations positions, including several senior management positions, with Hallmark Marketing Corporation, a retail social expression company, from 1982 to November 1998.

         Each of the officers holds his or her respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

                             EXECUTIVE COMPENSATION

         The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last three years to the Company's Chief Executive Officer and the four most highly compensated executive officers who earned in excess of $100,000 during Fiscal 2001 (the "Named Executive Officers").

SUMMARY COMPENSATION

         SUMMARY COMPENSATION. The following summary compensation table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Named Executive Officers during each of the last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                                                 SECURITIES
                                                                                 UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR      SALARY($)       BONUS($)      OPTIONS (SHARES)     COMPENSATION($)
---------------------------           ----      ---------       --------      ----------------     ---------------

W. Barger Tygart(1)                  2001        450,000             --             80,000               762(2)
   President and                     2000         83,077             --              8,833               147(2)
   Chief Executive Officer

Lisa K. Peterson(3)                  2001        208,154          83,262                --            42,508(4)
   Chief Financial and               2000        175,337          70,192             4,166           170,798(4)
   Administrative Officer            1999         67,308          22,000             4,166                23(4)

Curtis R. Rippee                     2001        134,031          25,131                --            38,304(5)
  Vice President of Finance and
  Administration

Roy D. Smith III, D.D.S.             2001        205,600          33,566                --             2,090(6)
  Vice President and Chief
  Dental Officer

Timothy J. Kriske                    2001        189,808          32,385                --            16,310(7)
  Vice President of Operations

----------

(1) Mr. Tygart became the Company's President and Chief Executive Officer in October 2000. Prior to that date, he was affiliated with the Company as a Director and a consultant, but not as an employee.

(2) Consists of group term life insurance premiums of $762 and $147 paid by the Company in 2001 and 2000, respectively.

(3)      Ms. Peterson joined the Company in August 1999.

(4) Consists of retention payments of $40,448 in 2001, a matching contribution by the Company to Ms. Peterson's 401(k) account of $2,000 and group term life insurance premiums of $60 in 2001, retention payments of $168,739 in 2000, a matching contribution by the Company to Ms. Peterson's 401(k) account of $2,000 and group term life insurance premiums of $59 in 2000, and group term life insurance premiums of $23 in 1999.

(5) Consists of retention payments of $36,250 in 2001, a matching contribution by the Company to Mr. Rippee's 401(k) account of $2,000 and group term life insurance premiums of $54 in 2001.

(6) Consists of a matching contribution by the Company to Dr. Smith's 401(k) account of $2,000 and group term life insurance premiums of $90 in 2001.

(7) Consists of retention payments of $6,000 in 2001, a relocation allowance of $8,250 in 2001, a matching contribution by the Company to Mr. Kriske's 401(k) account of $2,000 and group term life insurance premiums of $60 in 2001.

         OPTION GRANTS. The following table sets forth certain information concerning the individual grant of options to purchase Common Stock of the Company to the Company's Named Executive Officers who received such grants during Fiscal 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                                            -----------------
                            NUMBER OF                                                  POTENTIAL REALIZABLE VALUES
                            SECURITIES    PERCENT OF                                     AT ASSUMED ANNUAL RATES
                            UNDERLYING  TOTAL OPTIONS   EXERCISE                       OF STOCK PRICE APPRECIATION
                             OPTIONS     GRANTED TO    PRICE PER                           FOR OPTION TERM (1)
                             GRANTED    EMPLOYEES IN     SHARE      EXPIRATION         ---------------------------
NAME                         (#)(2)      FISCAL YEAR     ($/SH)        DATE              5%($)              10%($)
----                         -------     -----------     ------        ----          ------------          ---------
W. Barger Tygart              80,000         100%        $2.91       08/13/11          $146,407             $371,023

(1) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect non-transferability, vesting or termination provisions. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Company's Common Stock.

(2) All options are subject to the employee's continued employment or affiliation with the Company as a Director, employee or consultant. All options were granted at fair market value as determined by the Compensation Committee of the Board of Directors of the Company on the date of grant.

         OPTION EXERCISES AND OPTION VALUES. The following table sets forth information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers of the Company who held such options at December 31, 2001. No Named Executive Officer of the Company exercised any options to purchase Common Stock during Fiscal 2001.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                            NUMBER OF SECURITIES                       VALUE OF UNEXERCISED
                                       UNDERLYING UNEXERCISED OPTIONS                  IN-THE-MONEY OPTIONS
                                        AT DECEMBER 31, 2001(#)(1)                AT DECEMBER 31, 2001($)(1)(2)
                                        --------------------------                -----------------------------
                                     EXERCISABLE           UNEXERCISABLE          EXERCISABLE     UNEXERCISABLE
                                     -----------           -------------          -----------     -------------
W. Barger Tygart                       54,332                 41,667                   --                --
Lisa K. Peterson                        6,249                  2,083                   --                --
Curtis R. Rippee                          833                    833                   --                --
Roy D. Smith III, D.D.S.                3,956                  1,876                   --                --
Timothy J. Kriske                       2,083                  2,083                   --                --

----------

(1) All options are subject to the employee's continued employment. All options were granted at fair market value as determined by the Compensation Committee of the Board of Directors of the Company on the date of grant.

(2) None of these options were in-the-money based on the last reported sale price on the Nasdaq SmallCap Market on December 31, 2001 ($2.27 per share).

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for the oversight of all of the Company's compensation policies and practices including benefits and perquisites. Compensation is defined as base salary, all forms of variable pay and pay-for-performance, stock options and restricted stock or any other plans directly or indirectly related to the Company's stock. Members of the Compensation Committee will be appointed from the Board of Directors annually at the first meeting of the Board following the annual meeting of stockholders. Not less than a majority of the Compensation Committee will consist of outside directors. It is also envisioned that the composition of the Compensation Committee will reflect the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 as in effect from time to time.

         COMPENSATION PHILOSOPHY. The objective of the Company's Compensation Committee is to provide compensation that will attract and retain executives, motivate each executive toward the achievement of the Company's short and long-term financial goals and objectives and recognize individual contributions as well as overall business results. In order to achieve this objective, the primary focus of the Compensation Committee has been on the competitiveness of each of the key elements of executive compensation (base salary, bonus and stock option grants) and the compensation package as a whole. In general, the Compensation Committee believes that total compensation should reflect both the relative performance of the Company among its peer group of dental practice management companies and other public companies of similar size as well as the Company's performance as measured against its own financial objectives. The Company's objectives include quantitative factors that directly improve the Company's short-term financial performance and qualitative factors that strengthen the Company's ability to enhance profitable growth over the long-term, such as demonstrated leadership ability, management development, insuring compliance with laws, regulations and Company policies, and anticipating and responding to changing market and economic conditions.

         COMPENSATION OF W. BARGER TYGART, THE COMPANY'S CHIEF EXECUTIVE OFFICER. Mr. Tygart became the Company's permanent Chief Executive Officer in November 2000. Mr. Tygart's base salary of $450,000 in Fiscal 2001 was determined by negotiations between Mr. Tygart and the Compensation Committee.
In negotiating the level of Mr. Tygart's base salary, the Compensation Committee took into account the compensation paid to the chief executive officers of comparable companies as well as the difficulty in attracting another candidate with Mr. Tygart's expertise. As a result of the Company's continued weak financial condition, Mr. Tygart did not receive any bonus for Fiscal 2001.

         DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Beginning in 1994, the Internal Revenue Code of 1986, as amended (the "Code"), limited the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering the Company's current compensation plans and policy, the Company and the Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation other than in connection with a change of control of the Company. If the deductibility of executive compensation becomes a significant issue other than in connection with a change of control of the Company, the Company's compensation plans and policy will be modified to maximize deductibility if the Company and the Committee determine that such action is in the best interests of the Company.


                                                     COMPENSATION COMMITTEE

                                                     Glenn E. Hemmerle
                                                     Allan S. Huston
                                                     John E. Maupin, Jr., D.D.S.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Since April 1996, all executive officer compensation decisions have been made by the Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation for senior management and key employees of the Company, including salaries and bonuses. The current members of the Compensation Committee are Mr. Hemmerle, Mr. Huston and Dr. Maupin, none of whom is an employee of the Company.

SHAREHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock, with the total return of companies included within the Nasdaq National Market Composite Index and a peer group of companies described below that the Company selected for purposes of this comparison (the "Peer Group") for the period commencing July 18, 1997, and ending December 31, 2001. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Nasdaq National Market Composite Index and the Peer Group on July 18, 1997, the date of the Company's initial public offering, and the reinvestment of all dividends.

[Table consisting of the following plot points connected by one line for each separate row below:

-------------------------------------------------------------------------------------------------------------------
                              7/18/1997      12/31/1997    12/31/1998    12/31/1999    12/29/2000    12/31/2001
-------------------------------------------------------------------------------------------------------------------
Monarch Dental Corp              100.00          101.92         31.01         13.22          3.85          2.91
Customer Selected Stock List     100.00          134.27         69.90         27.50          6.61          3.01
NASDAQ Market Index              100.00           98.95        139.56        246.14        154.71        123.32

The Customer Selected Stock List is made up of the following securities:

AMERICAN DENTAL PARTNERS, INC.
CASTLE DENTAL CENTERS, INC.
COAST DENTAL SERVICES, INC.
INTERDENT, INC.]

         The Peer Group is comprised of American Dental Partners, Inc., Castle Dental Centers, Inc., Coast Dental Services, Inc. and Interdent, Inc. The companies in the Peer Group are all engaged in the dental practice management line-of-business within the healthcare industry.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

        The Company has an employment agreement with Mr. Tygart. This agreement entitles Mr. Tygart to a minimum annual base salary of $450,000 and entitled Mr. Tygart to receive options to purchase 8,333 shares of the Company's Common Stock at an exercise price of $5.0625 per share in October 2000. This agreement does not provide for the Company to make any severance payments upon the termination of Mr. Tygart's employment with the Company.

         The Company also has an employment agreement with Ms. Peterson that was entered into in connection with her joining the Company and was most recently amended in October 2000. This agreement entitles Ms. Peterson to a minimum annual base salary of $200,750. This agreement also provides that Ms. Peterson receive (i) a mandatory bonus with respect to the 2001 fiscal year equal to not less than 40% of her base salary in such year and a discretionary bonus thereafter equaling up to 40% of her base salary in such year, (ii) a stay bonus of approximately $64,000 in the aggregate payable in monthly installments from October 2000 through March 2001, and (iii) a special transaction bonus upon the occurrence of any sale of the Company prior to March 31, 2002, based on the price per share of the Company's Common Stock payable to the Company's stockholders in any such sale. The agreement has an initial employment term ending on August 9, 2003 and automatically renews for one year periods thereafter. In the event of a termination of her employment with the Company without cause, upon a change in control of the Company, upon a termination of employment upon her resignation for good reason or for any reason other than termination by the Company for cause after March 31, 2001, the agreement provides for Ms. Peterson to receive severance equal to her annual base salary and bonus.

Ms. Peterson has also agreed not to compete with the Company for a period of one-year following her termination.


                              CERTAIN TRANSACTIONS

         In connection with Dr. Melamed's resignation from the Company effective on December 31, 1998, the Company entered into an agreement with Dr. Melamed which supplanted the terms of his existing employment arrangements. Pursuant to this agreement, the Company paid Dr. Melamed a lump-sum payment of $730,000 at the time the agreement was signed and additional monthly payments totaling $730,000 through July 2001. In addition, the Company paid or reimbursed Dr. Melamed for a number of perquisites and other benefits in an aggregate amount not exceeding $3,720 per month through July 2001. Pursuant to this agreement, the Company's Board of Directors also pledged to support Dr. Melamed's continued status as a Director and position as Chairman of the Board of Directors through July 2001. Dr. Melamed voluntarily resigned as Chairman of the Board of Directors in October 2000. In exchange, Dr. Melamed agreed not to solicit proxies in connection with any vote of the Company's stockholders other than in his capacity as a Director of the Company and agreed to vote his shares of the Company's Common Stock on each matter submitted to a vote either in proportion to the votes cast by the Company's other stockholders or in accordance with the recommendation of the Company's Board of Directors, in each case through July 2001. Dr. Melamed also agreed not to engage in certain competitive activities in the dental industry without the Company's consent prior to February 5, 2001. The Company does not have any remaining obligations to Dr. Melamed under this agreement.

         The Company leases one facility from Dr. Melamed in connection with which the Company made aggregate lease payments of $73,750 to Dr. Melamed during Fiscal 2001. The Company believes that this lease is on terms and at a rate no less favorable to the Company than could have been obtained from an unaffiliated third party.

         The Company has adopted a policy providing that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy will require that any loans by the Company to its officers, directors or other affiliates be for bona fide business purposes only.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. Section 16 Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during Fiscal 2001, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them.

                      PRINCIPAL AND MANAGEMENT STOCKHOLDER

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table represents certain information about persons or entities known to the Company to own, directly or indirectly, more than five percent of the Company's Common Stock as of April 3, 2002.

                                                                              SHARES BENEFICIALLY OWNED
                                                                              -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                                         NUMBER               PERCENT
------------------------------------                                         ------               -------
Warren F. Melamed, D.D.S.                                                   383,821(1)(2)           17.3%
17723 Cedar Creek Canyon Road
Dallas, Texas  75252

Knoll Capital Management, L.P.                                              273,700(3)              12.6%
Europa International, Inc.
200 Park Avenue, Suite 3900
New York, NY  10166

Bruce Galloway (on behalf of various accounts under his                     111,099(4)               5.1%
management or control)
c/o Burnham Securities
1235 Avenue of the Americas
26th Floor
New York, NY  10019

----------

(1) The information reported is based upon a Schedule 13D/A filed with the Securities and Exchange Commission and delivered to the Company reporting beneficial ownership as of December 18, 2000.

(2) Includes 43,666 shares subject to options exercisable within 60 days. Does not include 48,305 shares held by irrevocable trusts for the benefit of members of Dr. Melamed's family of which Dr. Melamed is not a trustee, as to which shares Dr. Melamed disclaims beneficial ownership.

(3) The information reported is based upon a Schedule 13D/A filed with the Securities and Exchange Commission and delivered to the Company reporting beneficial ownership as of April 3, 2002.

(4) The information reported is based upon a Schedule 13D filed with the Securities and Exchange Commission and delivered to the Company reporting beneficial ownership as of September 4, 2001.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table represents certain information as to each director and Named Executive Officer of the Company as of March 1, 2002 (other than Dr. Melamed whose beneficial ownership is set forth above), based on representations to the Company by each director and Named Executive Officer with respect to such person's beneficial ownership. All individuals listed in the table have sole voting and investment power over the shares reported as owned unless otherwise indicated, subject to community property laws where applicable.

                                                                              SHARES BENEFICIALLY OWNED
                                                                              -------------------------
NAME OF BENEFICIAL OWNER                                                         NUMBER      PERCENT
------------------------                                                         ------      -------
W. Barger Tygart(1).......................................................       61,882         2.8
Roy D. Smith, III, D.D.S.(2)..............................................       18,250          *
Lisa K. Peterson(3).......................................................       12,415          *
Glenn E. Hemmerle(4)......................................................        6,332          *
Timothy J. Kriske(5)......................................................        5,662          *
Allan S. Huston(6)........................................................        3,833          *
John E. Maupin, Jr., D.D.S.(7)............................................        3,666          *
Curtis R. Rippee(8).......................................................        2,320          *
All executive officers and directors as a group (9 persons)(9)............      498,181        21.7%

----------
*        Less than 1%.

(1) Includes 55,165 shares subject to options exercisable within 60 days. Excludes 40,834 shares subject to options not exercisable within 60 days.

(2) Includes 4,165 shares subject to options exercisable within 60 days. Excludes 1,667 shares subject to options not exercisable within 60 days.

(3) Includes 6,249 shares subject to options exercisable within 60 days. Excludes 2,083 shares subject to options not exercisable within 60 days.

(4)      Includes 3,666 shares subject to options exercisable within 60 days.

(5) Includes 2,083 shares subject to options exercisable within 60 days. Excludes 2,083 shares subject to options not exercisable within 60 days.

(6)      Constitutes 3,833 shares subject to options exercisable within 60 days.

(7)      Constitutes 3,666 shares subject to options exercisable within 60 days.

(8) Includes 833 shares subject to options exercisable within 60 days. Excludes 833 shares subject to options not exercisable within 60 days.

(9)      Includes 123,326 shares subject to options exercisable within 60 days.

                                  MARKET VALUE

         On December 31, 2001, the closing price of a share of the Company's Common Stock on the Nasdaq SmallCap Market was $2.27.


                            EXPENSES OF SOLICITATION

         The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.


           SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         Stockholder proposals intended to be presented at the Company's 2003 annual meeting of stockholders must be received by the Company on or before December 13, 2002 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy and should be mailed to: Secretary, Monarch Dental Corporation, Tollway Plaza II, 15950 North Dallas Parkway, Suite 825, Dallas, Texas 75248.

         The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal that is not included in the Company's proxy statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company's Secretary at its principal executive office not less than 75 days or more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not later than (i) the 15th day after the date of public disclosure of the date of such meeting or (ii) the 75th day prior to the scheduled date of such meeting. Proxies solicited by the Board of Directors will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to rules of the Securities and Exchange Commission governing the exercise of this authority.

                             INDEPENDENT ACCOUNTANTS

         The Company has selected Arthur Andersen LLP as the independent public accountants for the Company for the fiscal year ending December 31, 2002. The firm of Arthur Andersen LLP has served as the Company's independent public accountants since 1996. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.


                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           MONARCH DENTAL CORPORATION
                                TOLLWAY PLAZA II
                     15950 NORTH DALLAS PARKWAY, SUITE 825
                              DALLAS, TEXAS 75248

                                     PROXY

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      FOR
                THE ANNUAL MEETING OF STOCKHOLDERS, MAY 8, 2002

 The undersigned hereby appoints W. Barger Tygart and Lisa K. Peterson and each or any of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of stock of Monarch Dental Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Monarch Dental Corporation to be held at the Crowne Plaza Hotel, Dallas, Texas on Wednesday, May 8, 2002, at 1:30 p.m., local time, or at any adjournments or postponements thereof, upon all matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

            (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)

-------------------------------------------------------------------------------
                           FOLD AND DETACH HERE

                                                                                              Please mark
                                                                                              your votes as
                                                                                              indicated in      [ X ]
                                                                                              this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS
DIRECTORS.

1. ELECTION OF DIRECTORS (except as indicated to the contrary below).


        FOR nominees               WITHHOLD                 Nominees: 01 W. Barger Tygart and 02 Warren F. Melamed, D.D.S.
    listed to the right           AUTHORITY
     (except as marked       to vote for nominees
      to the contrary)        listed to the right
           [  ]                    [  ]                     For all nominees except as noted above.

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH
   OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY                    PLAN TO ATTEND MEETING  [  ]
   ADJOURNMENTS OR POSTPONEMENTS THEREOF.
                                                                                THIS PROXY WILL BE VOTED AS DIRECTED
                                                                                HEREON, OR IF RETURNED EXECUTED WITH NO
                                                                                DIRECTION GIVEN, WILL BE VOTED FOR THE
                                                                                ELECTION OF THE NOMINEES AS DIRECTORS.

                                                                                PLEASE SIGN, DATE AND RETURN PROMPTLY IN
                                                                                THE ENCLOSED ENVELOPE.

                                                                                THE PROXY SHOULD BE SIGNED EXACTLY AS
                                                                                NAME APPEARS HEREON.

                                                                                EXECUTORS, ADMINISTRATORS, TRUSTEES, ATTORNEYS,
                                                                                ETC., SHOULD GIVE FULL TITLE AS SUCH. IF THE SIGNER
                                                                                IS A CORPORATION OR PARTNERSHIP, PLEASE SIGN FULL
                                                                                CORPORATE OR PARTNERSHIP NAME BY DULY AUTHORIZED
                                                                                OFFICER.

SIGNATURE                                        SIGNATURE                                              DATE
         ----------------------------------------         ----------------------------------------------    -----------------------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
-----------------------------------------------------------------------------------------------------------------------------------
                                                    FOLD AND DETACH HERE